Exhibit 99.1

Contact:	Greg Eden
508-293-7195
FOR IMMEDIATE RELEASE	eden_greg@emc.com

EMC REPORTS RECORD FOURTH QUARTER

AND FULL YEAR RESULTS

EMC Exceeds Quarterly Revenue and Profit Expectations

HOPKINTON, Mass. – January 23, 2007 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today reported all-time record revenue and strong profit growth for the fourth quarter and full fiscal year 2006. EMC’s 14th consecutive quarter of double-digit year-over-year revenue growth was highlighted by better-than-expected revenue and profit performance.

Total consolidated revenue for the fourth quarter was a record $3.215 billion, 19% higher than the $2.710 billion for the fourth quarter of 2005 and $55 million more than the fourth-quarter revenue forecast provided by EMC in October 2006.

GAAP net income for the fourth quarter of 2006 was $389 million or $0.18 per diluted share, which includes a $0.06 per share restructuring charge, a $0.05 per share tax benefit related to prior years and a $0.02 per share tax benefit related to the first three quarters of 2006. Excluding these items, net income for the fourth quarter of 2006 was $0.17 per share, $0.02 higher than the fourth quarter forecast provided by EMC in October 2006. GAAP reported fourth-quarter net income for 2005 was $148 million or $0.06 per diluted share.

Total consolidated revenue for EMC’s full 2006 fiscal year was a record $11.155 billion, 15% higher than the $9.664 billion reported for the full 2005 fiscal year.

GAAP net income for 2006 was $1.22 billion or $0.54 per diluted share. Excluding special items discussed below diluted earnings per share for 2006 also was $0.54. GAAP reported net income for 2005 was $1.13 billion or $0.47 per diluted share. Adjusting for special items in both years, and had stock options been expensed in 2005, diluted earnings per share would have increased 35% to $0.54 in 2006 from the $0.40 diluted earnings per share in 2005.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “EMC had another record quarter and a solid finish to 2006. We have now delivered strong, double-digit revenue growth for four straight years and we are well positioned to do it again in 2007.”

“EMC has clearly joined the short list of the world’s elite information technology suppliers that organizations around the world choose to partner with to drive their business,” Tucci continued. “We have focused our entire company on information infrastructure, enabling our customers to put their information to work and better leverage its value. We begin 2007 with the technology portfolio, the strategy and, most importantly, the trust of our customers to help them solve their most pressing issues and gain an even greater share of our $60 billion market opportunity.”

During the fourth quarter, EMC achieved double-digit revenue growth across its systems, software and services offerings, and across all four of its major geographies. EMC systems revenue grew 12%; software license and maintenance revenue increased 27%; and professional services, systems maintenance and other services revenue increased 20% compared with the fourth quarter of 2005. Quarterly revenue from North America was up 18%; revenues from Europe, Middle East and Africa grew 22%; revenue from Latin America increased 14%; and revenue from the Asia Pacific and Japan region returned to double-digit growth, increasing 13% compared with the fourth quarter of 2005.

EMC completed the fourth quarter with $5.6 billion in cash and investments. In 2006 the company spent approximately $3.8 billion to purchase 302 million EMC shares and to redeem $125 million in convertible debt.

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “Looking across our business, we are pleased with how well we performed in the quarter. We achieved solid top- and bottom-line growth, gained market share across each of our four business units, and delivered double-digit revenue growth across all four of our major geographies. We are poised for continued momentum in 2007 as we address our customers’ most critical IT priorities.”

Fourth-Quarter Highlights

EMC’s Information Storage business, which comprises storage systems, information management, information protection and resource management software, and related customer and professional services, increased revenue 9% compared with the year-ago quarter to $2.67 billion on continued demand for the new EMC CLARiiON CX3 UltraScale and EMC Symmetrix DMX-3 networked storage systems. EMC Rainfinity File Virtualization software revenue more than doubled as more and more organizations turned to file virtualization to improve the management and utilization of files and global file systems. EMC Smarts and EMC Networker software continued to gain share on solid, double-digit license revenue growth, reflecting strong customer adoption of EMC’s broad portfolio of resource management and backup and recovery software.

The EMC Content Management and Archiving business grew 43% compared with the year-ago quarter to a record $203 million. EMC continues to expand its lead in enterprise content management, as more organizations turn to EMC Documentum software to effectively manage their increasing volumes of unstructured information.

Information security revenues for the fourth quarter — the first full quarter of operations for RSA, the Security Division of EMC — grew 26% to $114 million compared with the results reported by the division’s constituent companies (RSA Security and Network Intelligence) in the year-ago period. The division’s strong performance reflected continued traction for RSA’s consumer identity protection solutions as a result of federal guidelines for stronger authentication practices in online banking and concerns over credit card fraud and identity theft. It also demonstrates the early post-acquisition progress that has been made in integrating the division’s operations and customers’ enthusiastic response to EMC’s information-centric approach to securing business information.

VMware, an EMC subsidiary, had its 31st consecutive record quarter and grew total revenues 101% year-over-year to $232 million. VMware has delivered accelerating year-over-year growth for the past five quarters. VMware’s exceptional performance was fueled by rapid customer adoption of VMware Infrastructure 3, which began shipping in June 2006. VMware’s fourth-quarter momentum and expanding customer base were driven in part by the release of 64-bit support for VMware Infrastructure 3, VMware Lab Manager – an automation suite designed to improve software development processes, and a new virtual appliance marketplace and certification program now delivering more than 380 virtual appliances.

2006 Highlights

EMC had double-digit revenue growth across its systems, software and services offerings in 2006 as organizations turned to EMC’s portfolio to better store, protect, optimize and leverage their expanding volumes of information in increasingly complex IT environments.

Systems revenue grew 15% during the year to $5.14 billion, helped by the introduction of new models and enhancements to EMC’s entire line of networked storage platforms. Software license and maintenance revenue grew 20% to a record $4.27 billion. Professional services, systems maintenance and other services revenue grew 10% in 2006, as more customers engaged EMC Global Services professionals to help plan, build, manage and support their information infrastructures.

EMC’s Information Storage business annual revenue increased 9% in 2006 to $9.6 billion, driven in large part by EMC Symmetrix systems, which had their strongest growth in six years. Annual revenue for EMC’s Content Management and Archiving business grew 42% compared to 2005. Had EMC owned RSA and Network Intelligence for all of 2005 and 2006, 2006 annual revenues for the RSA security division would have been up 26% year over year. VMware revenue also achieved accelerated revenue growth throughout the year, increasing revenues 83% to $709 million for 2006.

Business Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced after the date hereof. These statements supersede all prior statements regarding business outlook set forth in prior EMC news releases.

o	Consolidated revenue for 2007 is expected to be at least $12.7 billion, representing 14% growth over 2006.
o	GAAP diluted earnings per share for 2007 are expected to be at least $0.64, representing 19% growth over 2006 diluted earnings per share of $0.54.
o	The tax rate for 2007 is expected to be in the mid-20s.
o	Stock option expense is expected to be approximately $0.09 per diluted share and the cost associated with acquisition amortization is expected to be approximately $0.07 per diluted share.

Special Items

The net impact of special items on full-year 2006 EPS was $0.00 per diluted share maintaining diluted earnings per share at $0.54 on both a GAAP and adjusted basis. These items included a:

o	$129 million after-tax net restructuring charge.
o	$35 million in-process research and development charge relating to various acquisitions.
o	$144 million in tax benefits, primarily from the favorable resolution of income tax audits.

The net impact of special items on full-year 2005 EPS was $0.07 per diluted share, decreasing GAAP diluted earnings per share from $0.47 to $0.40. These items included a:

o	$14 million in-process research and development charge relating to various acquisitions.
o	$180 million charge for income taxes related to the repatriation of approximately $3 billion of accumulated income earned abroad.
o	$70 million after-tax net restructuring charge.
o	$106 million in tax benefits from an income tax settlement.
o	$320 million of after-tax stock option expense had EMC expensed options in 2005.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Symmetrix, CLARiiON, Rainfinity, Documentum and Smarts are registered trademarks, and Global File Virtualization, Networker, RecoverPoint, and UltraScale are trademarks of EMC and its subsidiaries. VMware is a registered trademark of VMware Inc. RSA is a registered trademark of RSA. All other trademarks used are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance prepared in accordance with GAAP. The reconciliation for the diluted earnings per share for the fourth quarter of 2006 and the fourth quarter of 2005 and diluted earnings per share for 2006 and 2005 are in the tables entitled “Selected Non-GAAP Data” for the quarters and years ended December 31, 2006 and 2005 attached to this release. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

As specified, certain non-GAAP financial measures in the accompanying schedule entitled “Selected Non-GAAP Data For the Three Months Ended December 31, 2006” are adjusted for restructuring charges and the tax impact of such restructuring charges and certain tax benefits. Where specified, in the accompanying schedule entitled “Selected Non-GAAP Data For the Year Ended December 31, 2006,” in-process research and development charges, restructuring charges, the related tax impact and certain tax benefits are excluded from the non-GAAP financial measures in such schedule. In addition, stock option expense was included, and in-process research and development charges, restructuring charges, the related tax impact and certain tax charges are excluded from the non-GAAP financial measures in the accompanying schedule entitled “Selected Non-GAAP Data For the Three Months Ended December 31, 2005” where specified. Stock option expense was included, and in-process research and development charges, restructuring charges, the related tax impact and certain tax charges are excluded from the non-GAAP financial measures in the accompanying schedule entitled “Selected Non-GAAP Data For the Year Ended December 31, 2005” where specified. Stock option expense, restricted stock expense, intangible amortization, restructuring charges, the related tax impact and certain tax benefits are excluded from the non-GAAP financial measures in the accompanying schedule entitled “Selected Non-GAAP Data For the Three Months Ended December 31, 2006” where specified. Finally, stock option expense, restricted stock expense, intangible amortization, in-process research and development, restructuring charges, the related tax impact and certain tax benefits are excluded from the non-GAAP financial measures in the accompanying schedule entitled “Selected Non-GAAP Data For the Year Ended December 31, 2006” where specified.

EMC’s management uses non-GAAP financial measures to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above listed expenses from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. Non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results. These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that affect EMC’s operations. Specifically, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and with respect to the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, restructuring charges, the related tax impact of each and certain tax charges and benefits, do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Revenues:
Product sales	$2,360,262	$2,012,916	$8,078,042	$7,009,026
Services	854,312	697,351	3,077,048	2,654,929

	3,214,574	2,710,267	11,155,090	9,663,955
Cost and expenses:
Cost of product sales	1,111,861	937,638	3,906,771	3,363,017
Cost of services	364,588	288,290	1,335,120	1,108,119
Research and development	358,973	262,470	1,254,193	1,004,829
Selling, general and administrative	913,948	706,358	3,253,274	2,605,977
In-process research and development	—	14,270	35,410	17,370
Restructuring charges	166,923	80,504	162,564	84,221

Operating income	298,281	420,737	1,207,758	1,480,422
Investment income	50,273	55,959	224,949	190,434
Interest expense	(25,685)	(2,065)	(34,123)	(7,988)
Other expense, net	(10,814)	(9,691)	(8,566)	(10,625)

Income before taxes	312,055	464,940	1,390,018	1,652,243
Income tax (benefit) provision	(76,714)	316,645	162,664	519,078

Income before cumulative effect of a change in accounting principle	388,769	148,295	1,227,354	1,133,165
Cumulative effect of a change in accounting principle, net of tax benefit of $808	—	—	(3,372)	—

Net income	$388,769	$148,295	$1,223,982	$1,133,165

Net income per weighted average share, basic:
Income before cumulative effect of a change in accounting principle	$0.18	$0.06	$0.55	$0.48
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.18	$0.06	$0.54	$0.48

Net income per weighted average share, diluted:
Income before cumulative effect of a change in accounting principle	$0.18	$0.06	$0.54	$0.47
Cumulative effect of a change in accounting principle	—	—	—	—

Net income	$0.18	$0.06	$0.54	$0.47

Weighted average shares, basic	2,124,625	2,361,223	2,248,431	2,382,977
Weighted average shares, diluted	2,164,518	2,411,855	2,286,304	2,432,582
As a % of total revenue:
Gross margin	54.1%	54.8%	53.0%	53.7%
Selling, general and administrative	28.4%	26.1%	29.2%	27.0%
Research and development	11.2%	9.7%	11.2%	10.4%
Operating income	9.3%	15.5%	10.8%	15.3%
Net income	12.1%	5.5%	11.0%	11.7%

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charges		Operating Income
GAAP	$1,476,449	$358,973	$913,948	$166,923		$298,281
Adjustments to reconcile to Non-GAAP:
Restructuring Charges (1)	—	—	—	(166,923)		166,923

Non-GAAP	$1,476,449	$358,973	$913,948	$—		$465,204

	Income Before Tax	Income Tax Provision (Benefit)	Net Income	Net Income per Weighted Average Share, Basic		Net Income per Weighted Average Share, Diluted
GAAP	$312,055	$(76,714)	$388,769	$0.18	*	$0.18	*
Adjustments to reconcile to Non-GAAP:
Restructuring Charges (1)	166,923	37,833	129,090	0.06		0.06
Tax Benefits (2)	—	111,590	(111,590)	(0.05)		(0.05)

Non-GAAP	$478,978	$72,709	$406,269	$0.19	*	$0.19	*

(1)	Represents Q4 06 restructuring charge net of adjustment to prior years’ restructuring programs and the associated tax benefit.
(2)	Represents income tax benefits consisting primarily of favorable audit resolutions.

* Includes a $0.02 income tax benefit relating to the first three quarters of 2006.

EMC CORPORATION

Selected Non-GAAP Data

For the Year Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	In-process Research and Development	Restructuring Charges	Operating Income
GAAP	$5,241,891	$1,254,193	$3,253,274	$35,410	$162,564	$1,207,758
Adjustments to reconcile to Non-GAAP:
In-process Research and Development (1)	—	—	—	(35,410)	—	35,410
Restructuring Charges (2)	—	—	—	—	(162,564)	162,564

Non-GAAP	$5,241,891	$1,254,193	$3,253,274	$—	$—	$1,405,732

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$1,390,018	$162,664	$1,223,982	$0.54	$0.54
Adjustments to reconcile to Non-GAAP:
In-process Research and Development (1)	35,410	—	35,410	0.02	0.02
Restructuring Charges (2)	162,564	34,033	128,531	0.06	0.06
Tax Benefits (3)	—	144,376	(144,376)	(0.06)	(0.06)

Non-GAAP	$1,587,992	$341,073	$1,243,547	$0.55 #	$0.54 #

(1)	Represents in-process research and development charges related to business combinations.
(2)	Represents Q4 06 restructuring charge net of adjustment to prior years’ restructuring programs and the associated tax benefit.
(3)	Represents income tax benefits consisting primarily of favorable audit resolutions.

# May not foot due to rounding.

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended December 31, 2005

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	In-process Research and Development and Restructuring	Operating Income
GAAP	$1,225,928	$262,470	$706,358	$94,774	$420,737
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	14,140	22,989	48,190	—	(85,319)
In-process Research and Development (2)	—	—	—	(14,270)	14,270
Restructuring Charges (3)	—	—	—	(80,504)	80,504

Non-GAAP	$1,240,068	$285,459	$754,548	$—	$430,192

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$464,940	$316,645	$148,295	$0.06	$0.06
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(85,319)	(16,807)	(68,512)	(0.03)	(0.03)
In-process Research and Development (2)	14,270	—	14,270	0.01	0.01
Restructuring Charges (3)	80,504	14,737	65,767	0.03	0.03
Tax Charges (4)	—	(180,223)	180,223	0.08	0.07

Non-GAAP	$474,395	$134,352	$340,043	$0.14 #	$0.14

(1)	Represents stock option expense had we expensed stock options in 2005.
(2)	Represents in-process research and development charges related to business combinations.
(3)	Represents Q4 05 restructuring charge net of adjustment to prior years’ restructuring programs and the associated tax benefit.
(4)	Represents tax expense associated with the repatriation under the 2004 American Jobs Creation Act.

# May not foot due to rounding.

EMC CORPORATION

Selected Non-GAAP Data

For the Year Ended December 31, 2005

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	In-process Research and Development And Restructuring	Operating Income
GAAP	$4,471,136	$1,004,829	$2,605,977	$101,591	$1,480,422
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	69,733	98,051	213,008	—	(380,792)
In-process Research and Development (2)	—	—	—	(14,270)	14,270
Restructuring Charges (3)	—	—	—	(86,353)	86,353

Non-GAAP	$4,540,869	$1,102,880	$2,818,985	$968	$1,200,253

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$1,652,243	$519,078	$1,133,165	$0.48	$0.47
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(380,792)	(61,242)	(319,550)	(0.13)	(0.13)
In-process Research and Development (2)	14,270	—	14,270	0.01	0.01
Restructuring Charges (3)	86,353	16,352	70,001	0.03	0.03
Tax Charges (4)	—	(74,541)	74,541	0.03	0.03

Non-GAAP	$1,372,074	$399,647	$972,427	$0.41 #	$0.40 #

(1)	Represents stock option expense had we expensed stock options in 2005.
(2)	Represents in-process research and development charges related to business combinations.
(3)	Represents Q4 05 restructuring charge net of adjustment to prior years’ restructuring programs and the associated tax benefit.
(4)	Represents tax expense associated with the repatriation under the 2004 American Jobs Creation Act net of income tax benefits consisting primarily of favorable audit resolutions.

# May not foot due to rounding.

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charges	Operating Income
GAAP	$1,476,449	$358,973	$913,948	$166,923	$298,281
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(13,704)	(15,261)	(33,329)	—	62,294
Restricted Stock Expense (1)	(3,210)	(12,656)	(21,016)	—	36,882
Intangible Amortization (2)	(27,757)	(1,977)	(13,931)	—	43,665
Restructuring Charges (3)	—	—	—	(166,923)	166,923
Tax Benefits (4)	—	—	—	—	—

Non-GAAP	$1,431,778	$329,079	$845,672	$—	$608,045

	Income Before Tax	Income Tax Provision (Benefit)	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$312,055	$(76,714)	$388,769	$0.18	$0.18
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	62,294	13,011	49,283	0.02	0.02
Restricted Stock Expense (1)	36,882	12,769	24,113	0.01	0.01
Intangible Amortization (2)	43,665	15,654	28,011	0.01	0.01
Restructuring Charges (3)	166,923	37,833	129,090	0.06	0.06
Tax Benefits (4)	—	111,590	(111,590)	(0.05)	(0.05)

Non-GAAP	$621,819	$114,143	$507,676	$0.24 #	$0.23

(1)	Represents equity compensation recognized pursuant to FAS No. 123R “Share-Based Payment”.
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
(3)	Represents Q4 06 restructuring charge net of adjustment to prior years’ restructuring programs and the associated tax benefit.
(4)	Represents income tax benefits consisting primarily of favorable audit resolutions.

# May not foot due to rounding.

EMC CORPORATION

Selected Non-GAAP Data

For the Year Ended December 31, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	In-process Research and Development	Restructuring Charges	Operating Income
GAAP	$5,241,891	$1,254,193	$3,253,274	$35,410	$162,564	$1,207,758
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(56,603)	(61,582)	(146,950)	—	—	265,135
Restricted Stock Expense (1)	(9,685)	(45,899)	(77,968)	—	—	133,552
Intangible Amortization (2)	(94,333)	(12,600)	(46,091)	—	—	153,024
In-process Research and Development (3)	—	—	—	(35,410)		35,410
Restructuring Charges (4)	—	—	—	—	(162,564)	162,564

Non-GAAP	$5,081,270	$1,134,112	$2,982,265	$—	$—	$1,957,443

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$1,390,018	$162,664	$1,223,982	$0.54	$0.54
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	265,135	49,844	218,663	0.10	0.10
Restricted Stock Expense (1)	133,552	39,518	94,034	0.04	0.04
Intangible Amortization (2)	153,024	53,967	99,057	0.04	0.04
In-process Research and Development (3)	35,410	—	35,410	0.02	0.02
Restructuring Charges (4)	162,564	34,033	128,531	0.06	0.06
Tax Benefits (5)	—	144,376	(144,376)	(0.06)	(0.06)

Non-GAAP	$2,139,703	$484,402	$1,655,301	$0.74	$0.72 #

(1)	Represents equity compensation recognized pursuant to FAS No. 123R “Share-Based Payment”.
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
(3)	Represents in-process research and development charge related to business combinations.
(4)	Represents Q4 06 restructuring charge net of adjustment to prior years’ restructuring programs and the associated tax benefit.
(5)	Represents income tax benefits consisting primarily of favorable audit resolutions.

# May not foot due to rounding.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,828,106	$2,322,370
Short-term investments	1,521,925	1,615,495
Accounts and notes receivable, less allowance for doubtful accounts of $39,509 and $38,126	1,692,214	1,405,564
Inventories	834,800	724,751
Deferred income taxes	418,146	326,318
Other current assets	225,396	179,478

Total current assets	6,520,587	6,573,976
Long-term investments	2,246,290	3,417,589
Property, plant and equipment, net	2,035,559	1,754,035
Deferred income taxes	104,446	—
Intangible assets, net	1,003,549	563,024
Other assets, net	638,655	598,252
Goodwill, net	6,017,161	3,883,507

Total assets	$18,566,247	$16,790,383

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$680,263	$583,756
Accrued expenses	1,592,022	1,279,857
Income taxes payable	283,148	645,694
Deferred revenue	1,325,671	1,164,551

Total current liabilities	3,881,104	3,673,858
Deferred revenue	780,124	640,598
Deferred income taxes	—	175,192
Long-term convertible debt	3,450,000	126,963
Other liabilities	129,312	108,342

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,122,339 and 2,384,147 shares	21,223	23,841
Additional paid-in capital	2,564,554	5,867,076
Deferred compensation	—	(332,311)
Retained earnings	7,794,493	6,570,511
Accumulated other comprehensive loss	(54,563)	(63,687)

Total stockholders’ equity	10,325,707	12,065,430

Total liabilities and stockholders’ equity	$18,566,247	$16,790,383

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Twelve Months Ended
	December 31, 2006	December 31, 2005
Cash flows from operating activities:
Cash received from customers	$11,167,249	$9,732,761
Cash paid to suppliers and employees	(8,666,586)	(7,539,855)
Dividends and interest received	258,631	249,208
Interest paid	(26,804)	(9,132)
Income taxes paid	(592,066)	(216,686)

Net cash provided by operating activities	2,140,424	2,216,296

Cash flows from investing activities:
Additions to property, plant and equipment	(718,095)	(601,145)
Capitalized software development costs	(192,895)	(167,109)
Purchases of short and long-term available for sale securities	(6,611,698)	(12,115,524)
Sales and maturities of short and long-term available for sale securities	7,865,264	12,983,911
Business acquisitions, net of cash acquired	(2,618,376)	(683,663)
Other	(20,860)	(28,155)

Net cash used in investing activities	(2,296,660)	(611,685)

Cash flows from financing activities:
Issuance of common stock	257,789	263,296
Purchase of treasury stock	(3,655,404)	(1,003,419)
Excess tax benefits from stock based compensation	20,025	—
Payment of long-term and short-term obligations	(2,331,587)	(3,721)
Proceeds from long-term and short-term obligations	5,654,004	220
Purchase of call options	(669,076)	—
Sale of warrants	391,144	—
Debt issuance costs	(58,863)	—

Net cash used in financing activities	(391,968)	(743,624)

Effect of exchange rate changes on cash	53,940	(15,420)

Net (decrease) increase in cash and cash equivalents	(494,264)	845,567
Cash and cash equivalents at beginning of period	2,322,370	1,476,803

Cash and cash equivalents at end of period	$1,828,106	$2,322,370

Reconciliation of net income to net cash provided by operating activities:
Net income	$1,223,982	$1,133,165
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	3,372	—
Depreciation and amortization	764,162	639,974
Non-cash restructuring and other special charges	75,889	17,370
Stock-based compensation expense	398,687	81,578
Provision for doubtful accounts	10,290	9,750
Deferred income taxes, net	(131,966)	(3,173)
Tax benefit from stock options exercised	—	42,593
Excess tax benefits from stock based compensation	(20,025)	—
Other	27,271	56,594
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(232,295)	(221,507)
Inventories	(69,567)	(180,442)
Other assets	(31,822)	(65,150)
Accounts payable	59,631	12,186
Accrued expenses	133,856	153,622
Income taxes payable	(297,936)	263,255
Deferred revenue	234,164	280,563
Other liabilities	(7,269)	(4,082)

Net cash provided by operating activities	$2,140,424	$2,216,296

Non-cash activity:
— Issuance of stock options exchanged in business combinations	$41,151	$77,645

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006
Revenues
Systems	$1,025,971	$1,068,725	$1,091,881	$1,300,290	$4,486,867	$1,226,928	$1,151,600	$1,299,321	$1,462,777	$5,140,626
Software:
Software License	594,532	619,605	595,396	712,626	2,522,159	621,602	681,998	736,331	897,485	2,937,416
Software Maintenance	237,894	258,622	269,145	287,587	1,053,248	303,202	315,189	345,650	371,163	1,335,204

Total Software License & Maintenance	832,426	878,227	864,541	1,000,213	3,575,407	924,804	997,187	1,081,981	1,268,648	4,272,620
Professional, Systems Maintenance and Other Services	374,609	389,359	402,087	402,830	1,568,885	396,081	423,525	431,989	481,471	1,733,066
	2,233,006	2,336,311	2,358,509	2,703,333	9,631,159	2,547,813	2,572,312	2,813,291	3,212,896	11,146,312
Other Businesses	10,125	8,504	7,233	6,934	32,796	2,874	2,211	2,015	1,678	8,778

Total Consolidated Revenues	$2,243,131	$2,344,815	$2,365,742	$2,710,267	$9,663,955	$2,550,687	$2,574,523	$2,815,306	$3,214,574	$11,155,090

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	1.7%	1.7%	0.6%	(0.5)%	0.8%	(2.1)%	(1.1)%	0.7%	1.4%	0.2%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006
Total Storage Revenue	$2,050,488	$2,144,880	$2,143,799	$2,453,026	$8,792,193	$2,252,354	$2,250,909	$2,439,699	$2,665,616	$9,608,578

Total Content Management and Archiving Revenue	$112,553	$109,008	$120,683	$142,032	$484,276	$167,320	$166,122	$149,352	$202,996	$685,790

Total Security Revenue	$—	$—	$—	$—	$—	$—	$—	$37,755	$113,931	$151,686

Total VMware Revenue	$80,090	$90,927	$101,260	$115,209	$387,486	$131,013	$157,492	$188,500	$232,031	$709,036

Symmetrix Hardware and Software Revenue (a)	$652,328	$677,655	$633,308	$754,345	$2,717,636	$718,356	$676,649	$763,770	$781,357	$2,940,132
CLARiiON Hardware and Software Revenue (a)	418,641	430,960	425,375	518,729	1,793,705	472,003	446,511	501,704	611,781	2,031,999
Connectivity Revenue (b)	176,053	188,189	226,829	242,992	834,063	204,113	211,713	234,844	274,383	925,053

Platform Software License Revenue	$284,485	$312,827	$284,446	$333,442	$1,215,200	$272,819	$291,059	$313,662	$324,690	$1,202,230
Platform Software Maintenance Revenue	100,064	104,601	109,727	116,182	430,574	124,057	118,883	124,005	128,972	495,917

Total Platform Revenue	$384,549	$417,428	$394,173	$449,624	$1,645,774	$396,876	$409,942	$437,667	$453,662	$1,698,147

Multi-platform Software License Revenue:
Resource Management Software License Revenue	$146,708	$151,833	$141,002	$167,404	$606,947	$136,467	$150,652	$165,455	$168,596	$621,170
Backup and Archive Software License Revenue	51,742	49,877	50,467	59,881	211,967	40,797	56,218	51,875	67,102	215,992
Content Management Software License Revenue	49,302	39,160	47,637	64,400	200,499	79,675	70,234	52,779	96,769	299,457

Total Multi-platform Software License Revenue	$247,752	$240,870	$239,106	$291,685	$1,019,413	$256,939	$277,104	$270,109	$332,467	$1,136,619
Multi-platform Software Maintenance Revenue	125,371	134,476	137,196	149,258	546,301	149,534	162,711	166,550	170,258	649,053

Total Multi-platform Software License and Maintenance Revenue	$373,123	$375,346	$376,302	$440,943	$1,565,714	$406,473	$439,815	$436,659	$502,725	$1,785,672

VMware Software License Revenue	$62,295	$65,908	$71,844	$87,499	$287,546	$91,844	$113,835	$125,476	$163,492	$494,647
VMware Maintenance and Services Revenue	17,795	25,019	29,416	27,710	99,940	39,169	43,657	63,024	68,539	214,389

Total VMware Revenue	$80,090	$90,927	$101,260	$115,209	$387,486	$131,013	$157,492	$188,500	$232,031	$709,036

(a)	Includes hardware, hardware upgrades and platform software.
(b)	Includes Connectrix fibre channel switch/director revenues, Celerra file server revenue, exclusive of disk revenue, Rainstorage product revenues and Invista product revenues.